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                                                                    EXHIBIT 15.1




                          ACCOUNTANTS' AWARENESS LETTER

August 11, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 8, 2003, on our review of the condensed consolidated interim financial information of GlobalSantaFe Corporation and subsidiaries (the "Company") as of and for the period ended June 30, 2003, and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2003, is incorporated by reference in (i) the Registration Statements on Form S-8 (Registration Nos. 333-7070, 333-62708, 333-73878 and 333-105015) of GlobalSantaFe Corporation, (ii) the Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (Registration No. 333-70268) of GlobalSantaFe Corporation, and (iii) the Registration Statement on Form S-4 (Registration No. 333-105139) of GlobalSantaFe Corporation.

Very truly yours,


/s/ PricewaterhouseCoopers LLP